As filed with the U.S. Securities and Exchange Commission on October 23, 2026.

Registration No. 333-299409

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	82-5144171 (I.R.S. Employer Identification Number)

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chenlong Tan

Chief Executive Officer

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Megan J. Penick, Esq.

Dorsey & Whitney LLP

1301 Avenue of the Americas, Floor 13

New York, New York 10019

Tel: (212) 415-9279

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

iPower Inc. (the “Company”) is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (333-299409), initially filed with the Securities and Exchange Commission on October 9, 2026 (the “Registration Statement”), as an exhibits-only filing solely to include the consent of the Company’s independent registered public accounting firm. Accordingly, the Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibit being filed with the Amendment.

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PART II

Information Not Required in Prospectus

Item 16. Exhibits.

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement.
3.1	Sixth Amended and Restated Articles of Incorporation of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).
3.2	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed October 21, 2025).
3.3	Third Amended and Restated Bylaws of iPower Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 11, 2025).
3.4	Certificate of Amendment to the Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 22, 2026).
3.5	Certificate of Amendment to the Sixth Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 5, 2026).
3.6	Second Amended and Restated Bylaws of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 2 the Registration Statement on Form S-1 filed April 27, 2021).
4.1	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed February 2, 2021).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed June 18, 2024).
4.3	Form of Series A Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K/A filed December 23, 2025).
4.4	Form of Series B Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A filed December 23, 2025).
4.5**	Form of Specimen Certificate for Preferred Stock.
4.6**	Certificate of Designation for Preferred Stock.
4.7**	Form of Warrant Agreement.
4.8**	Form of Indenture for Senior Debt Securities.
4.9**	Form of Indenture for Subordinated Debt Securities.
4.10**	Form of Debt Securities.
4.11**	Form of Rights Agreement.
4.12**	Form of Unit and Unit Certificate.
5.1†	Opinion of Dorsey & Whitney LLP
23.1*	Consent of HTL International LLC, Independent Registered Public Accounting Firm
23.3†	Consent of Dorsey & Whitney (included in Exhibit 5.1)
24.1†	Power of Attorney (included on signature page to this registration statement)
25.1***	Form T-1 Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended.
25.2***	Form T-1 Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended.
107†	Filing Fee Table

*	Filed herewith.
**	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.
***	To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939, as amended.
†	Previously Filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga of the State of California, on the 23rd day of October, 2026.

iPOWER INC.

By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No.1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Chenlong Tan	Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board of Directors	October 23, 2026
Chenlong Tan	(principal executive officer, principal financial officer and principal accounting officer)

*	Director	October 23, 2026
Yi Yang

*	Director	October 23, 2026
Bennet Tchaikovsky

*	Director	October 23, 2026
Yue Guo

*	Director	October 23, 2026
Hanxi Li

* By /s/ Chenlong Tan

Chenlong Tan, Attorney-in-Fact

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